UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2023 (November 8, 2023)

GLOBE LIFE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)
3700 South Stonebridge Drive, McKinney, Texas 75070
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 569-4000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchanged on which registered
Common Stock, $1.00 par value per share	GL	New York Stock Exchange
4.250% Junior Subordinated Debentures	GL PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2023, the Board of Director of Globe Life Inc. (the “Company”) adopted a new Management Incentive Plan (the “MIP”) effective January 1, 2024. The MIP provides for the annual cash bonus portion of the Company’s executive compensation program. A summary of the material terms of the MIP are set forth below.
Administration
The MIP is administered by the Compensation Committee of the Board of Directors. The Compensation Committee establishes performance objectives under the MIP for each calendar year and certifies whether and to what extent such performance objectives have been obtained. The Compensation Committee selects officers and key employees of the Company to participate in the MIP.
Bonus Pool
The Annual Bonus Pool for all payments under the MIP each year is the product of the “Corporate Bonus Target,” which is determined by the Compensation Committee based on market competitive conditions, and the “Corporate Performance Percentage” which is set by Compensation Committee and cannot exceed 200%. The full amount of the Annual Bonus Pool need not be awarded or paid each year.
Performance Measures, Objectives and Weighting
The Compensation Committee will establish the corporate performance objective or objectives that must be satisfied in order for a participant to receive a bonus for a given calendar year. Performance objectives will be based on the relative or comparative achievement of one or more performance measures alone or in combination. When more than one performance measures are used, the Compensation Committee will establish the weighting of each measure to determine overall performance.
Threshold, Target and Maximum Bonus Objectives
At the time the Compensation Committee establishes corporate performance measures, objectives and weightings each year, it will also establish, in writing, the threshold, target and maximum bonus objectives for each performance measure for each year. The Compensation Committee may also establish intermediate objectives. The Compensation Committee will establish performance factors for threshold, target, maximum and any intermediate objectives each year.
Calculation and Payment of Annual Awards
At the end of each year, the Compensation Committee will determine the extent to which performance objectives have been met and certify the same in writing. The Compensation Committee may use its discretion to reduce bonus amounts for the Co-Chief Executive Officers ("Co-CEOs"), as calculated, but not increase such amounts. The Compensation Committee will then recommend to the Non-Employee Directors of the Board, for final approval, the bonuses payable to each of the Co-CEOs. The Co-CEOs shall recommend to the Compensation Committee, for final approval, a bonus for each participant other than the Co-CEOs.
Change in Control
If a participant’s employment is terminated following a change in control, then the target payout opportunities for such participant shall be deemed to be fully earned as of the date of termination based on the assumed achievement of all relevant performance goals at the “target” level and there shall be a pro rata payout to the participant within 30 days of the date of termination.
Clawback
All bonuses paid under the MIP are subject to the Company’s Clawback Policy.

The foregoing summary of the MIP does not purport to be complete and is qualified in its entirety by reference to the full text of the MIP, a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01    Financial Statement and Exhibits

(a) Financial Statements of businesses or funds acquired.
Not applicable.

(b) Pro forma financial information.
Not applicable.

(c) Shell company transactions.
Not applicable.

(d) Exhibits.
(10.1) Globe Life Inc. 2023 Management Incentive Plan (Effective as of January 1, 2024)
(104) Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBE LIFE INC.

Date: November 9, 2023

/s/ Christopher T. Moore
Christopher T. Moore Corporate Senior Vice President, Associate Counsel and Corporate Secretary